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                                                                   Exhibit 21(a)

                              LIST OF SUBSIDIARIES

Name                                            State of Incorporation
----                                            ----------------------
Skylands Community Investment Co., Inc.         New Jersey

KYSOREO, Inc.                                   New Jersey